SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT, dated as of November 8, 2005 (the "Agreement"), is entered into by and among BRAD W. RUDOVER (the "Vendor"), being a shareholder of THE ELECTRIC NETWORK.COM, INC. (the "Company") and JOHN VELTHEER (the "Buyer").

RECITALS

A.         The Vendor owns 4,500,000 Common shares in the capital of the Company (the "Vendor Shares"); and

B.         The Vendor desires to sell, and the Buyer desires to purchase, the Vendor Shares in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Vendor and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF STOCK
1.1

Purchase and Sale of Vendor Shares. On November 8, 2005 (the "Closing Date"), the Vendor shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Vendor, the Vendor Shares. On the Closing Date the Vendor will deliver to the Buyer share certificates representing the Vendor Shares, duly endorsed for transfer.

1.2	Purchase Price. The purchase price for the Vendor Shares shall be U.S. $20,000, payable to the Vendor on the Closing Date.
2.	CORPORATE GOVERNANCE
2.1	Appointments. On the Closing Date the Company shall appoint the Buyer to its Board of Directors and to the office of President effective immediately upon the Vendor’s resignation.
2.2

Resignations. On the Closing Date, the Vendor shall deliver to the Buyer a duly executed resignation from his office as President and as a member of the Board of the Company, effective at the Closing Date.

3.	REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor hereby makes the following representations and warranties to the Buyer as of the date hereof and immediately prior to the Closing Date:

3.1

Authority of the Vendor Relative to this Agreement. The Vendor has the power and authority to execute and deliver this Agreement and to transfer the Vendor Shares to the Buyer. This Agreement has been duly and validly executed and delivered by the Vendor and constitutes his valid and binding agreement, enforceable against the Vendor in accordance with its terms.

3.2

Title to the Vendor Shares. The Vendor has good title to the Vendor Shares, free and clear of any liens, charges and encumbrances, and upon delivery of the Vendor Shares to the Buyer at Closing good and valid title to the Vendor Shares will pass to the Buyer, free and clear of any liens, charges and encumbrances. There are no voting trust agreements, stockholders agreements, proxies or other contracts, including any contracts restricting or otherwise relating to voting, dividend rights or disposition of the Vendor Shares.

3.3

No Prior Agreements. No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of the Vendor Shares.

3.4	Finders’ Fees. There are no brokerage, finder's or similar fees paid or payable by the Vendor or on his behalf in connection with the transactions contemplated herein.
3.5	Consents and Approvals Applicable to Vendor. No consents or approvals of any third party are necessary in order to permit the sale of the Vendor Shares to the Buyer.
4.	MISCELLANEOUS
4.1	Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.
4.2

Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

4.3

Further Assurances. As and so often as Buyer or the Company may require, the Vendor will, at his expense, execute and deliver to the Buyer or the Company, as requested, all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as in the opinion of the Company or its counsel are necessary or advisable to give full effect to the provisions and intent of this Agreement.

4.4	Proper Law. This Agreement will be governed by and construed in accordance with the law of British Columbia.
4.5	Time of Essence. Time is of the essence of this Agreement.
4.6

Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior contracts, agreements and understandings between the parties. There are no representations warranties, collateral agreements or conditions affecting this transaction other than as are expressed or referred to herein in writing.

1.1

4.7

Joinder By the Company. The Company joins in this Agreement for the sole purpose of evidencing its consent to the transfer by the Vendor of the Vendor Shares to the Buyer, and to the resignation of the Vendor and the appointment of the Buyer to the Board of Directors of the Company and to the office of President.

5.	INDEPENDENT LEGAL ADVICE
5.1

Separate Counsel. Each party hereby expressly acknowledges that Clark Wilson LLP represents only the Company. Each of the Vendor and the Buyer acknowledges that he has been advised to seek his own separate legal counsel for advice with respect to this Agreement, and that Clark Wilson LLP has not acted and is not acting as counsel to either of them in connection with this Agreement or the matters set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SIGNED by BRAD W. RUDOVER in the presence of:

/s/ Ethan P. Minsky
Signature
Ethan P. Minsky, Barrister & Solicitor
Print Name
800 – 885 West Georgia Street
Address
Vancouver, BC V6C 3H1 Canada
Telephone: (604) 687-5700

Solicitor
Occupation

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Brad W. Rudover BRAD W. RUDOVER

SIGNED by JOHN VELTHEER in the presence of:

/s/ Ethan P. Minsky
Signature
Ethan P. Minsky, Barrister & Solicitor
Print Name
800 – 885 West Georgia Street
Address
Vancouver, BC V6C 3H1 Canada
Telephone: (604) 687-5700

Solicitor
Occupation

) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John Veltheer JOHN VELTHEER

THE ELECTRIC NETWORK.COM, INC.

Per:	/s/ Brad W. Rudover
Authorized Signatory
Name:Brad. W. Rudover
Title: President